Exhibit 3.2

File number: 02045200

English translation of an extract from the trade register of the Chamber of Commerce and Industries for Haaglanden

Legal person:
Legal form	: Naamloze Vennootschap (Public Limited
Liability Company; ‘Structure’ company
according to articles)
Name	: Koninklijke KPN N.V.
Statutory seat	: ‘s-Gravenhage
First registration in the trade register	: 30-12-1988
Incorporation deed	: 01-01-1989
Deed of latest amendment of articles	: 21-04-2005

REDACTED

Authorized signatory (signatories):
REDACTED

Name	: Roovers, Michael Gerardus
Function and entry into office	: Holder of power of attorney for signature,
01-03-2001
Title	: Senior bedrijfsjurist
Powers	: Restricted power of attorney

REDACTED

Issued by the chamber of commerce

‘s-Grevenhage, 09-03-2006
For extract

/s/ R.VAN STEVENINCK
R. Van Steveninck
Directeur Wetsuitvoering